Exhibit 99.1

Venus Concept Inc. Announces $22.25 Million Equity Financing

TORONTO, March 18, 2020 (GLOBE NEWSWIRE) — Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that it entered into a definitive agreement for the sale of shares of its common stock, Series A convertible preferred stock and warrants to purchase common stock in a private placement to a group of investors, including EW Healthcare Partners, HealthQuest Capital and SEDCO Capital. The private placement is expected to result in gross proceeds to the Company of approximately $22.25 million, before deducting placement agent fees and other offering expenses.

Pursuant to the terms of the securities purchase agreement, the Company will issue 2,300,000 shares of common stock, 660,000 shares of Series A convertible preferred stock, which are convertible into 6,600,000 shares of common stock, and warrants to purchase 6,675,000 shares of common stock. The Series A preferred stock will automatically convert into common stock upon receipt of stockholder approval. The Series A preferred stock has no voting rights. The closing of the private placement is subject to certain conditions and is expected to occur on or before March 20, 2020. Proceeds from the private placement will be used for general corporate purposes.

Stifel is acting as lead placement agent for the private placement. BTIG is acting as co-placement agent for the private placement.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and will be sold in a private placement pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the common stock acquired by the investors in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic technologies and reach in over 60 countries and 29 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus and Venus Bliss. Venus Concept’s hair restoration division includes NeoGraft, an automated hair restoration system that facilitates the harvesting of follicles during a follicular unit extraction surgery, or FUE, process and the ARTAS® and ARTAS® iX Robotic Hair Restoration Systems,

which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements, including expected revenue, operating results and other financial information, and projected product launch timing, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Venus Concept undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business and future financial results and the medical device industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: the progress of the commercialization, marketing and manufacturing capabilities for our products; the number of Venus Concept systems that we sell; the success of the commercial launch of Venus Bliss and NeoGraft 2.0; the timing or likelihood of regulatory filings and approvals for products; the expected synergies and cost savings from the merger; the expected revenue for the company and the impact of current economic conditions as a result of the COVID-19 pandemic. Venus Concept cannot give any assurances that it will achieve its expectations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” included in the Current Report on Form 8-K filed with the SEC on March 18, 2020, as well as any reports that we may file with the SEC in the future.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept

Mike Piccinino, CFA

VenusConceptIR@westwicke.com